Exhibit 99.1

Signatures of Reporting Persons

This Statement on Form 4 is filed by the Reporting Persons listed below.

February 26, 2020

TRIANGLE PRIVATE HOLDINGS II, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Authorized Signatory

TRIANGLE PRIVATE HOLDINGS I, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Authorized Signatory

TRIANGLE PRIVATE INVESTMENTS, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Authorized Signatory

SIRIS PARTNERS III, L.P. SIRIS PARTNERS III PARALLEL, L.P.
By:	Siris Partners GP III, L.P., its general partner
By:	Siris GP HoldCo III, LLC, its general partner

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Managing Member

SIRIS PARTNERS GP III, L.P.
By:	Siris GP HoldCo III, LLC, its general partner

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Managing Member

SIRIS GP HOLDCO III, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Managing Member

SIRIS CAPITAL GROUP III, L.P.
By:	Siris Group GP, LLC, its general partner

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Manager

SIRIS CAPITAL GROUP, LLC
By:	Siris Group GP, LLC, its managing member

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Manager

SIRIS GROUP GP, LLC

By:	/s/ Peter Berger
Name:	Peter Berger
Title:	Manager